FNX Mining Continues to Expand

Levack Footwall Deposit

TORONTO: August 23, 2005 – FNX Mining Company Inc. (FNX-TSX/AMEX) announces additional high-grade Cu-Ni-Pt-Pd-Au drill intersections from its recent footwall discovery at the Company’s 75% owned Levack Mine property situated in Sudbury, Ontario.  The geology, mineralogy and grade of these intersections are similar to those encountered in the four previously announced discovery boreholes (see February 28 and May 18, 2005 FNX press releases).

The Levack Footwall Deposit’s high-grade mineralized vein system has now been intersected from about 3,900 ft to 4,400 ft below surface and for about 500 ft along strike.  It remains open in all directions except to the west where it appears to be thinning. (see Figure 1).

HIGHLIGHTS

DDH	Length (ft)	Cu %	Ni %	Pt+Pd+Au(g/t)	Pt+Pd+Au(oz/st)
FNX6046A	5.2 2	24.8 8	2.8 8	31.7 7	0.9 9
	6.8 8	27.0 0	3.8 8	39.6 6	1.2 2
FNX6046B	20.6 6	25.5 5	5.4 4	29.5 5	0.9 9
FNX6047A	49.9 9	8.8 8	0.9 9	11.1 1	0.3 3
incl.	27.4 4	12.2 2	1.4 4	19.1 1	0.6 6
FNX7026	22.2 2	13.5 5	3.9 9	17.8 8	0.5 5
incl.	10.2 2	23.1 1	7.1 1	25.3 3	0.7 7
	40.6 6	6.5 5	0.3 3	11.0 0	0.3 3
	17.6 6	13.7 7	0.5 5	20.3 3	0.6 6
incl.	9.0 0	23.8 8	1.0 0	36.5 5	1.1 1
FNX7027	19.7 7	21.7 7	3.0 0	22.2 2	0.7 7
FNX7031	10.4 4	10.3 3	2.2 2	11.5 5	0.3 3
	34.5 5	5.2 2	1.2 2	10.0 0	0.3 3
incl.	6.0 0	18.8 8	0.3 3	20.1 1	0.6 6
	21.2 2	8.5 5	2.0 0	5.4 4	0.2 2
FNX7032	7.9 9	27.6 6	4.3 3	34.5 5	1.0 0
FNX7035A	36.3 3	6.4 4	1.2 2	8.3 3	0.2 2
incl.	3.2 2	28.0 0	3.5 5	30.1 1	0.9 9
FNX7038	12.9 9	25.0 0	3.8 8	24.0 0	0.7 7

 Note: See Table 1 and Figures 1 & 2 for drill details.

All 15 of the holes (totaling 47,780 ft) being announced today, intersected Sudbury Breccia host rocks containing high-grade, massive sulphide veins varying in thickness from several inches to over 20 ft.  Twelve of these holes were targeted to intersect the mineralized vein system, of which nine holes intersected significant widths of high-grade mineralization (see Highlights above) and three holes intersected similar but narrower mineralization (see Figure 2 and Table 1).  Three holes designed to test outside the known limits of the mineralized vein system and to provide platforms for borehole geophysical surveys also intersected narrower mineralization (see Table 1).

The borehole electromagnetic surveys (BH-UTEM) completed to date have been conducted at a frequency of 2 Hertz, which responds to and identifies the most conductive (i.e. massive sulphide) and interconnected parts of the mineralized vein system.  Interpretation of the BH-UTEM results, in conjunction with interpretation of the geological and drilling data, suggests a prospective target area or “geophysical plate” with a dip extent of some 1200 ft, a strike length of at least 500 feet (the detection limits of the current borehole surveys) and a width varying from 50 to 100 ft.  The untested portions of the target area or geophysical plate have potential to host similar massive sulphides veins.

The Levack Footwall Deposit massive sulphides veins, like other footwall deposits along the North Range of the Sudbury Basin, vary from 1 ft to 20 ft in thickness and consist of chalcopyrite, cubanite, pentlandite and millerite with high-grade precious metal values. The drill results on the Levack Footwall Deposit to date are typical of the drill results normally encountered in Sudbury Basin North Range footwall ore deposits (i.e. sharp walled massive sulphide veins, consistently high metal values and significant variations in the number and thickness of the mineralized veins).

Terry MacGibbon, President and CEO of FNX Mining stated, “We are encouraged by the results being announced today.  The mineralogy, the high-grade metal values and the widths intersected to date are very similar to those in the footwall ore bodies currently being mined by other companies a few kilometers along strike to the east of the Levack Footwall Deposit. However, to determine the size, tonnage and economic significance of the mineralized vein system will require extensive additional drilling and eventually underground bulk sampling and mapping.  The Levack Footwall Deposit is favourably located in an area of producing and formerly producing mines and is situated near underground mine infrastructures. We’ve initiated a review of access alternatives”.

Four Levack surface drill rigs and two underground drill rigs operating from the adjacent Falconbridge Limited Craig Mine are currently drilling the Levack Footwall Deposit.  The drill program will continue throughout the rest of 2005 and further results will be announced later in the year.

Sudbury Joint Venture – Exploration Update

The Sudbury Joint Venture currently has 15 drill rigs operating on its Sudbury properties. Four surface and two underground rigs are drilling the Levack Footwall Deposit. At the McCreedy West Mine two surface rigs are testing for new deposits and extensions of known deposits and three underground rigs are conducting delineation drilling for reserve and mine planning purposes.  Four surface rigs are drilling on the Aurora Project with two rigs at the Falconbridge Mine property and two on the Foy Property. Additional drilling is also planned later this year for the Podolsky Property and the recently discovered Segway Deposit on the Kirkwood Property.

Sudbury Joint Venture – General

The Sudbury Joint Venture is owned 75% by FNX (exploration operator) and 25% by Dynatec Corporation (mining operator). The Sudbury Joint Venture properties (McCreedy West, Levack, Victoria, Podolsky (formerly Norman) and Kirkwood) are all former copper, nickel, platinum, palladium, gold producers located in the Sudbury District of northeastern Ontario and are covered by previously announced agreements between FNX and Dynatec (see February 3, 2002 FNX and Dynatec press release). For a detailed description of the properties and previous work, please refer to FNX’s Annual Information Form dated March 31, 2005 and go to the FNX website “www.fnxmining.com”.

James M. Patterson, Ph.D., P.Geo., Executive Consultant, is the designated Qualified Person and is responsible for the verification and quality assurance of the Sudbury Joint Venture’s exploration data and analytical results. Anthony P. Makuch, M. Eng., P. Eng., M.B.A., and Dynatec’s Vice President, Sudbury Joint Venture Mining Operations, oversees mining activities on behalf of the Sudbury Joint Venture. Samples of half core are prepared at SGS Lakefield Laboratories in Garson and shipped to

ALS Chemex in Vancouver for assay. Please see the July 16, 2003 FNX news release and the March 31, 2005 Annual Information Form for a description of sample preparation and assay procedures for the Sudbury Joint Venture.

Forward looking statement

This news release contains certain forward-looking statements.  These forward-looking statements are subject to a variety of risks and uncertainties beyond the company’s ability to control or predict which could cause actual events or results to differ materially from those anticipated in such forward-looking statements.  In this news release, statements about potential discoveries or extensions of footwall type deposits are examples of forward-looking statements.  There is no guarantee that any discovery of commercial mineralization will be made on FNX Mining’s Levack or other properties. Accordingly, readers should not place undue reliance on forward-looking statements.

For further information, please contact: FNX Website - www.fnxmining.com

Terry MacGibbon, President and CEO

Tel: 416-628-5922, Fax 416-360-0550, Email: tmacgibbon@fnxmining.com

David Constable, Vice President, Investor Relations and Corporate Affairs

Telephone: 416-628-5938, Fax: 416-360-0550, Email: dwconstable@fnxmining.com,

TABLE 1 – LEVACK FOOTWALL DEPOSIT - DRILL RESULTS

Holes Reported Today
WITHIN MINERALIZED VEIN SYSTEM
	(feet)%					(g/t)			TPM
DDH	From	To	Length	Cu	Ni	Pt	Pd	Au	(g/t)	(oz/st)
FNX6046A	4445.8	4451.0	5.2	24.76	2.76	6.33	17.83	7.49	31.65	0.92
	4546.9	4553.7	6.8	26.96	3.84	11.57	27.36	0.69	39.63	1.16
	4655.7	4659.4	3.7	3.17	0.80	5.84	6.43	1.04	13.31	0.39
	4816.1	4818.5	2.4	0.20	0.27	5.83	5.55	0.20	11.58	0.34

FNX6046B	4488.1	4508.7	20.6	25.45	5.36	7.95	17.09	4.49	29.53	0.86

FNX6047A	4303.8	4353.7	49.9	8.84	0.85	1.19	3.60	6.31	11.10	0.32
incl.	4303.8	4307.4	3.6	28.66	0.74	3.10	3.60	0.23	6.93	0.20
incl.	4326.3	4353.7	27.4	12.22	1.39	1.72	5.94	11.4	19.06	0.55
incl.	4326.3	4329.8	3.5	23.08	1.36	3.07	6.91	0.68	10.66	0.31
incl.	4342.1	4344.2	2.1	21.37	2.61	1.79	13.10	144.93	159.82	4.66
incl.	4351.1	4353.7	2.6	23.60	4.36	3.25	14.60	0.52	18.37	0.54

FNX7022	1037.6	1038.7	1.1	6.66	1.24	0.20	0.25	0.02	0.47	0.01
	1370.8	1372.5	1.7	0.38	0.12	3.66	2.02	0.68	6.36	0.19
	1417.1	1418.3	1.2	1.70	0.12	3.57	1.56	1.20	6.33	0.18

FNX7024	1216.9	1219.9	3.00	4.38	0.67	1.53	5.32	1.11	7.95	0.23

FNX7026	1269.0	1291.2	22.2	13.46	3.88	5.60	9.23	3.01	17.84	0.52
incl.	1272.6	1276.2	3.6	14.22	3.49	6.89	10.29	13.64	30.82	0.90
incl.	1281.0	1291.2	10.2	23.12	7.06	9.21	15.00	1.08	25.30	0.74

	1354.0	1394.6	40.6	6.45	0.26	3.38	5.89	1.77	11.03	0.32
incl.	1377.0	1394.6	17.6	13.65	0.51	6.83	12.54	0.89	20.26	0.59
incl.	1385.6	1394.6	9.0	23.75	0.97	12.45	22.38	1.65	36.48	1.06
	1447.2	1451	3.80	1.16	0.04	16.95	10.40	0.39	27.74	0.81

FNX7027	1070.1	1072.9	2.8	14.53	0.37	2.80	1.88	0.06	4.75	0.14
	1184.1	1203.8	19.7	21.73	3.03	7.21	13.99	0.97	22.17	0.65
	1416.8	1418.5	1.7	3.26	0.21	3.87	6.74	0.35	10.96	0.32
	1474.8	1478.0	3.2	15.15	0.14	8.67	1.61	0.74	11.02	0.32

FNX7031	1252.0	1262.4	10.4	10.32	2.18	2.53	8.38	0.64	11.54	0.34
incl.	1255.2	1259.2	4.0	25.93	5.04	5.65	19.86	0.11	25.62	0.75
	1352.3	1386.8	34.5	5.16	1.21	2.86	5.45	1.30	9.60	0.28
incl.	1360.0	1376.8	16.8	9.91	0.32	4.05	8.96	2.04	15.05	0.44
incl.	1364.0	1370.0	6.0	18.82	0.28	7.46	12.58	0.84	20.88	0.61
	1412.8	1434.0	21.2	8.52	1.97	0.76	4.48	0.16	5.41	0.16
incl.	1412.8	1417.1	4.3	24.98	2.88	1.06	8.29	0.33	9.68	0.28

FNX7032	1111.0	1112.3	1.3	25.10	0.23	3.98	5.27	2.06	11.31	0.33
	1125.5	1126.6	1.1	26.60	0.75	6.81	10.00	0.13	16.94	0.49
	1183.6	1187.6	4.0	3.52	3.27	1.60	3.64	2.61	7.85	0.23
	1206.1	1214.0	7.9	27.59	4.33	8.63	21.20	4.65	34.48	1.01

FNX7035A	1360.6	1396.9	36.3	6.38	1.16	2.39	5.66	0.29	8.34	0.24
incl.	1366.8	1369.6	2.8	21.21	7.89	8.88	15.57	0.70	25.15	0.73
incl.	1393.7	1396.9	3.2	28.03	3.49	8.25	22.15	0.29	30.69	0.90
	1430.7	1433.5	2.8	11.12	0.33	2.36	13.35	0.54	16.24	0.47

FNX7037	1167.3	1168.4	1.1	4.1	8.17	5.98	6.04	22.7	34.72	1.01

FNX7038	1224.3	1226.8	2.5	5.40	0.23	4.12	0.51	0.31	4.94	0.14
	1265.9	1269.0	3.1	2.76	4.80	1.00	2.48	0.42	3.91	0.11
	1289.1	1308.4	19.3	16.99	3.19	3.30	11.27	1.93	16.49	0.48
incl.	1290.8	1303.7	12.9	25.03	3.77	4.73	16.61	2.62	23.96	0.70

OUTSIDE MINERALIZED VEIN SYSTEM
FNX6048	3440.5	3441.7	1.2	8.20	0.38	3.95	6.44	2.49	12.88	0.38
	3480.6	3488.0	7.4	2.72	2.51	0.23	1.38	0.03	1.64	0.05
	3678.0	3684.7	6.7	4.30	0.62	0.39	0.78	0.02	1.19	0.03
	4348.4	4350.5	2.1	2.95	4.27	0.36	7.40	1.14	8.90	0.26
	4475.8	4477.2	1.4	5.23	1.16	3.12	4.74	4.38	12.24	0.36

FNX6026A	5078.4	5079.4	1.0	10.60	0.06	3.37	4.99	0.12	8.48	0.25
	5670.8	5673.8	3.0	47.02	0.05	0.04	0.03	0.02	0.09	0.0

FNX6048A	4864.1	4866	1.9	0.92	0.35	2.81	4.76	0.38	7.95	0.23
	3845.1	3847.4	2.3	0.56	0.15	4.30	3.24	0.63	8.17	0.24

Table 2 - Holes Previously Reported
WITHIN MINERALIZED VEIN SYSTEM
FNX6010B	5357.2	5411.4	54.2	12.96	1.73	2.36	4.95	0.39	7.70	0.22
incl.	5357.2	5367.4	10.2	26.22	2.99	4.24	9.80	0.45	14.49	0.42
incl.	5395.0	5411.4	16.4	26.15	3.67	5.09	10.00	0.35	15.44	0.45
	5669.0	5674.0	5.00	8.02	5.91	11.30	1.53	0.57	13.40	0.39

FNX6045	4151.0	4253.8	102.8	11.72	2.49	4.30	9.49	0.68	14.47	0.43
incl.	4151.0	4179.2	28.2	10.58	3.57	3.74	7.92	0.56	12.23	0.36
incl.	4213.6	4253.8	40.2	22.49	3.84	8.35	18.67	1.30	28.32	0.83
	4274.5	4278.3	3.8	3.34	0.34	2.95	4.29	29.2	36.44	1.06

FNX6045A	4187.1	4339.7	152.6	3.01	0.58	1.44	3.05	0.72	5.21	0.15
incl.	4187.1	4192.2	5.1	6.92	1.05	2.77	7.05	3.98	13.80	0.40
incl.	4212.5	4228.0	15.5	9.76	1.72	4.02	7.91	4.48	16.41	0.48
incl.	4329.4	4339.7	10.3	25.57	5.41	12.84	28.98	1.34	43.15	1.26
	4600.0	4601.3	1.3	1.99	0.10	13.95	7.53	0.51	21.99	0.64
	4854.6	4857.1	2.5	0.79	0.06	33.76	14.91	2.53	51.20	1.49

FNX6047	4306.05	4316.9	10.9	24.64	2.98	5.68	14.3	2.18	22.16	0.65
	4346.1	4359.1	13.0	17.23	2.64	4.03	9.41	4.20	17.64	0.51
	5165.7	5169.6	3.9	17.42	4.16	14.33	41.61	3.32	59.26	1.73

NOTES

  The lengths reported are drill intersected core lengths

  True widths are estimated as 80% - 90% of intersection length

  Cu = copper; Ni = nickel; Pt = platinum; Pd = palladium; Au = gold

  TPM = Total Precious Metals defined as Pt+Pd+Au

  g/t=grams per metric tonne; oz/st=ounces/short ton conversion @ g/t to oz/st = g/t x 0.02917

                      TABLE 3 - BOREHOLE CO-ORDINATES

BOREHOLE CO-ORDINATES
BHID	Easting	Northing	Elevation	Length	Az	Dip
FNX6010B	9350.29	10797.04	13316.64	6578.2	156.08	-56.96
FNX6026A	6545.87	9735.74	13104.00	6955.4	123.3	-47
FNX6045	10401.52	7909.46	13107.00	4892.3	223.17	-80.19
FNX6045A	10401.55	7909.44	13107.00	5515	223.17	-80.19
FNX6046A	9822.46	6936.63	13366.00	5508.6	351.09	-87.08
FNX6046B	9822.46	6936.63	13366.00	5413.4	351.09	-87.08
FNX6047	10006.37	6958.98	13387.00	5591.8	358.04	-85.36
FNX6047A	10006.37	6958.98	13387.00	5463.1	358.04	-85.36
FNX6048	9633.25	8612.92	13099.47	5032.8	170.25	-76.47
FNX6048A	9633.25	8612.92	13099.47	3992.7	170.25	-76.47
FNX7022	9793.44	6191.01	9296.52	1637.1	353.38	-8.57
FNX7024	9793.44	6191.01	9296.52	1607.6	353.2	-27
FNX7026	9793.44	6191.01	9296.52	1612.3	1.0	-15.4

FNX7027	9793.44	6191.01	9296.52	1574.8	7.6	-22.5
FNX7031	9785.83	6184.25	9297.67	1681.0	0.1	-11
FNX7032	9785.83	6184.25	9297.67	1640.0	2.4	-20.9
FNX7035A	9785.83	6184.25	9297.70	1706.0	10.7	-3.9
FNX7037	9793.44	6191.01	9296.52	1773.1	11.3	-23.7
FNX7038	9793.44	6191.01	9297.52	1870.5	12.9	-12.7

Levack Footwall Deposit
Schematic Section
(Looking East)

N
S
Falconbridge Craig Shaft
Levack #2 Shaft
Main Orebody (Mined Out)
1600 Level
No.7 Orebody
2600 Level
No.7 FW Zone
3600 Level
Craig Mine Exploration Drift
BH-UTEM Anomaly
See Figure 2
10000 N
7500 N
5000 N
Sudbury Igneous Complex
Granite Breccia
Granite Gneiss
Sudbury Breccia
Mine Drift
Property Boundary
UTEM Anomaly With Borehole Pierce Points
Possible BH-UTEM Extensions
0 500
Feet

Figure 1

FNX Mining Company Inc.
August, 2005

Levack Footwall Deposit
East - West Inclined Section

W
E
3900 L
4100 L
4300 L
7035A
6.4; 1.2; 8.4/36.3'
6010B
26.2; 3.0; 14.5/10.2'
26.2; 3.7; 15.4/16.4'
7022
6.7; 1.2; 0.5/1.1'
1.7; 0.1; 6.3/1.2'
6047
24.6; 3.0; 22.1/10.9'
17.2; 2.6; 17.6/13.0'
6047A
8.8; 0.9; 11.1/49.9'
7031
10.3; 2.2; 11.5/10.4'
5.2; 1.2; 9.6/34.5'
8.5; 2.0; 5.5/21.2'
6045
10.6; 3.6; 12.2/28.2'
22.5; 3.8; 28.3/40.2'
7038
17.0; 3.2; 16.5/19.3'
25.0; 3.8; 24.0/12.9'
7026
13.5; 3.9; 17.8/22.2'
13.7; 0.5; 20.3/17.6'
23.8; 1.0; 36.5/ 9.0'
6045A
24.8; 4.3; 38.0/ 5.9'
25.6; 5.4; 43.2/10.3'
6046A
24.8; 2.8; 31.7/5.2'
27.0; 3.8; 39.6/6.8'
6046B
25.5; 5.4; 29.5/20.6'
7032
27.6; 4.3; 34.5/7.9'
7027
21.7; 3.0; 22.2/19.7'
15.2; 0.1; 11.0/ 3.2'
7037
4.1; 8.2; 34.7/1.1'
7024
4.4; 0.7; 8.0/3.0'
Boreholes Reported Today
Boreholes Previously Reported
8.9; 5.6; 22.5 /15.6'
Cu%; Ni%; TPM g/t / Feet
0
100
Feet
9600 N
9800 N
10000 N
Figure 2

FNX Mining Company Inc.
August, 2005